SUPPLEMENTAL INFORMATION

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2016

BASIS OF PRESENTATION

GENERAL INFORMATION
Unless the context indicates otherwise, references in the accompanying financial information (the "Supplemental") to the "Corporation" refer to General Growth Properties, Inc. and references to "GGP" or the "Company" refer to the Corporation, its direct and indirect subsidiaries, and consolidated and unconsolidated entities. Additionally, where reference is made to "GAAP", this refers to accounting principles generally accepted in the United States of America.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION
The Company has presented information on its consolidated and unconsolidated properties ("Proportionate" or "at share") in certain schedules included within this Supplemental. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company's unconsolidated property operations that are owned through investments accounted for under the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated GAAP" reflect the amounts contained in the Company's consolidated financial statements as included in the Supplemental. The amounts in the column labeled "GGP Share of Unconsolidated Real Estate Affiliates" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures. A similar procedure was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets attributable to noncontrolling interests.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, this information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

NON-GAAP MEASURES
For full discussion of the definitions, purpose and use of non-GAAP financial measures see “Non-GAAP Supplemental Financial Measures and Definitions” on pages ER5 to ER7.

This Supplemental makes reference to company same store net operating income (“Company Same Store NOI”), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and funds from operations (“FFO”). Company Same Store NOI is defined as income from operations after operating expenses have been deducted, but prior to deducting financing, administrative and income tax expenses, excluding reductions in ownership as a result of sales or other transactions ("Sold Interests"), periodic effects of acquisitions of new properties and certain redevelopments. EBITDA is defined as NOI (Company Same Store plus Company Non-Same Store NOI) less certain property management and administrative expenses, net of management fees and other operational items. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, less preferred unit distributions and preferred stock dividends, plus real estate related depreciation and amortization including adjustments for unconsolidated entities. NOI, EBITDA and FFO are presented in the Supplemental on a Proportionate basis, which includes GGP’s share of consolidated and unconsolidated properties. As GGP conducts substantially all of its business through GGP Operating Partnership, LP, and through GGP Limited Partnership and GGP Nimbus, LP (collectively the “Operating Partnerships”, which are 99% owned by GGP) and since the limited common units of the Operating Partnerships are included in total diluted weighted average FFO per share amounts, all FFO amounts in this Supplemental reflect the FFO of the Operating Partnerships.

In order to present GGP's operations in a manner most relevant to its operations, Company NOI, Company EBITDA, and Company FFO have been presented to exclude certain revenue and expenses. Company Same Store NOI is presented to exclude the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. Company NOI, EBITDA, FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) attributable to common stockholders. For reference, as an aid in understanding management's computation of Company NOI, EBITDA, and FFO, a reconciliation of Company NOI to consolidated operating income, Company EBITDA, and Company FFO to net income (loss) in accordance with GAAP has been included in the "Reconciliation of Non-GAAP to GAAP Financial Measures" schedule.

TABLE OF CONTENTS

	Page		Page
		Asset Transactions:
Earnings Press Release	ER1-7	Summary of Asset Transactions	15

GAAP Financial Statements:
GAAP Overview	1	Portfolio Operating Metrics:
Consolidated Balance Sheets	2	Key Operating Performance Indicators	16
Consolidated Statements of Income	3	Signed Leases All Less Anchors	17
		Lease Expiration Schedule and Top Ten Tenants	18
Non-GAAP Proportionate Financial Information:		Property Schedule	19-25
Proportionate Overview	4
Proportionate Balance Sheets	5	Miscellaneous:
Company NOI, EBITDA, and FFO	6-7	Capital Information	26
Reconciliation of Non-GAAP to GAAP Financial Measures	8-9	Change in Total Common and Equivalent Shares	27
		Development Summary	28
Debt:		Proportionate Capital Expenditures	29
Summary, at Share	10	Corporate Information	30
Detail, at Share	11-14	Glossary of Terms	31

This presentation contains forward-looking statements. Actual results may differ materially from the results suggested by these forward-looking statements for a number of reasons. Readers are referred to the documents filed by General Growth Properties, Inc. with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this Supplemental. The Company disclaims any obligation to update any forward-looking statements.

Page	Schedule	Description
Non-GAAP Proportionate Financial Information:
4	Proportionate Overview	Summary of Company NOI, Same Store NOI, Company EBITDA and Company FFO on a proportionate basis.
5	Proportionate Balance Sheets
The proportionate balance sheet adjusts GGP's GAAP balance sheet for noncontrolling interests and adds the Company's proportionate share of assets and liabilities related to investments accounted for under the equity method.

6-7	Company NOI, Company EBITDA and Company FFO
Proportionate Results for the three and six months ended June 30, 2016 and 2015 adjusts GGP's consolidated results and FFO for noncontrolling interests and adds the Company's proportionate share of revenues and expenses included in NOI, EBITDA and FFO as defined in the Basis of Presentation. Company NOI, Company EBITDA and Company FFO include certain adjustments.

Same Store Portfolio Operating Metrics:
16	Key Operating Performance Indicators	Certain retail properties operating measures presented on a comparable basis. See Glossary of Terms for detailed descriptions.
19-25	Property Schedule
By Property, gross leasable area detail, including:
Anchor tenant listing
Ownership percentage
Gross leasable area by space type (mall, anchor, strip center, office)
Percentage leased

See Glossary of Terms for detailed descriptions.

GGP REPORTS SECOND QUARTER 2016 RESULTS AND
RAISES DIVIDEND 11%

Chicago, Illinois, August 1, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2016.

Highlights

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 4.0% and 4.6% from the prior year period for the three and six months ended June 30, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 6.5% and 13.3% from the prior year period for the three and six months ended June 30, 2016, respectively.

•	Same Store leased percentage was 96.1% at quarter end.

•	Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 13.7% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 2.8% on a trailing 12-month basis.[1]

•
In the second quarter, the Company sold its interest in an urban retail property and an office building; received proceeds of approximately $150 million and generated gains of approximately $58 million.

•	Subsequent to quarter end, the Company sold a 50% joint venture interest in a Class A mall for a gross valuation of approximately $2.5 billion; received proceeds of approximately $830 million.

•	Subsequent to quarter end, the Company sold two Class B malls; received proceeds of approximately $15 million.

•	The Company declared a third quarter common stock dividend, an increase of 11% over the prior year.

GAAP Operating Results
For the three months ended June 30, 2016, net income attributable to GGP was $186 million, or $0.19 per diluted share, as compared to $422 million, or $0.44 per diluted share, in the prior year period. For the six months ended June 30, 2016, net income attributable to GGP was $378 million, or $0.39 per diluted share, as compared to $1.1 billion, or $1.10 per diluted share, in the prior year period. Net income attributable to GGP in the prior year for the three and six months was impacted primarily by the gain related to the sale of a partial interest in a Class A mall.

Company Operating Results
For the three months ended June 30, 2016, Company Funds From Operations (“Company FFO”) was $340 million, or $0.35 per diluted share, as compared to $319 million, or $0.33 per diluted share, in the prior year period, an increase of 6.8%. For the six months ended June 30, 2016, Company FFO was $723 million, or $0.75 per diluted share, as compared to $628 million, or $0.65 per diluted share, in the prior year period, an increase of 15.4%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

ER1

Investment Activities
Dispositions
In the second quarter, the Company sold its 49.8% interest in One Stockton in San Francisco’s Union Square for approximately $50 million; received proceeds from repayment of a partner loan and equity of approximately $42 million and generated a gain of approximately $23 million over the two year hold period.

The Company sold an office building at Pioneer Place in Portland, Oregon for approximately $122 million; received proceeds of approximately $116 million and generated a gain of approximately $35 million.

Subsequent to quarter end, the Company sold a 50% interest in Fashion Show in Las Vegas, Nevada for approximately $1.25 billion; received proceeds of approximately $830 million.

Subsequent to quarter end, the Company sold its interests in Newgate Mall in Salt Lake City, Utah, and Rogue Valley in Portland, Oregon for approximately $131 million; received proceeds of approximately $15 million.

Acquisitions
The Company acquired a 50% interest in 218 W 57th Street in New York City for approximately $41 million.

Development
The Company’s development and redevelopment activities total $1.1 billion, of which approximately $0.5 billion is under construction and $0.6 billion is in the pipeline.

Financing Activities
Subsequent to quarter end, the Company repaid the mortgage loan on the Mall of Louisiana with debt of approximately $202 million and an interest rate of 5.8%. In the third quarter, the Company expects to repay the mortgage loan on Apache Mall with debt of approximately $93 million and an interest rate of 4.3%.

Subsequent to quarter end, the Company repaid $90 million that was outstanding on the credit facility.

Dividends
On August 1, 2016, the Company’s Board of Directors declared a third quarter common stock dividend of $0.20 per share payable on October 31, 2016, to stockholders of record on October 14, 2016. This represents an increase of $0.02 per share or 11% growth over the dividend declared for the third quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 3, 2016, to stockholders of record on September 15, 2016.

ER2

Guidance
The Company revised its Company FFO guidance for the year ending December 31, 2016, which includes an increase of $0.01 related to operations and $0.02 dilution from the transactions noted above.

Earnings Guidance	For the year ending December 31, 2016	For the three months ending September 30, 2016

Net income attributable to GGP	$0.70 - $0.74	$0.10 - $0.12
Preferred stock dividends	(0.02)	-
Net income attributable to common stockholders	$0.68 - $0.72	$0.10 - $0.12
Gain from change in control of investment properties and other, provision for impairment and redeemable noncontrolling interests	(0.12)	—
Depreciation, including share of JVs	0.92	0.23
NAREIT FFO	$1.48 - $1.52	$0.33 - $0.35
Adjustments (1)	0.03	0.01
Company FFO per diluted share	$1.51 - $1.55	$0.34 - $0.36

1. Includes impact of straight-line rent, above/below market rent, loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page ER7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, August 2, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 25606603.

ER3

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

ER4

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the column labeled "Consolidated" reflect the amounts contained in the Company's consolidated financial statements as filed with the SEC in the schedules of this release and the supplemental. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual property. This provides visibility into our share of the operations of the joint ventures. A similar procedure was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets attributable to noncontrolling interests.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

ER5

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.

Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.

The Company defines Company Same Store NOI as Company NOI excluding periodic effects of acquisitions of new properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.

The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.

Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.
Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

ER6

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.

The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.

FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

ER7

GAAP Financial Statements

GAAP FINANCIAL STATEMENTS Financial Overview (In thousands, except per share )

	Three Months Ended			Six Months Ended
	June 30, 2016	June 30, 2015	Percentage Change	June 30, 2016	June 30, 2015	Percentage Change

Operating income	$216,035	$227,555	(5.1)%	$390,016	$430,368	(9.4)%

Net Income attributable to GGP	185,945	421,940	(55.9)%	377,725	1,056,669	(64.3)%

Net income attributable to common stockholders	181,962	417,956	(56.5)%	369,758	1,048,701	(64.7)%
Diluted earnings per share	$0.19	$0.44	(56.5)%	$0.39	$1.10	(64.9)%

Diluted weighted average number of shares outstanding	952,290	952,589		951,229	953,486

GAAP FINANCIAL STATEMENTS Consolidated Balance Sheets (In thousands)

	June 30, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$3,554,471	$3,596,354
Buildings and equipment	16,228,837	16,379,789
Less accumulated depreciation	(2,605,947)	(2,452,127)
Construction in progress	311,757	308,903
Net property and equipment	17,489,118	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,609,486	3,506,040
Net investment in real estate	21,098,604	21,338,959
Cash and cash equivalents	226,283	356,895
Accounts and notes receivable, net	969,924	949,556
Deferred expenses, net	214,182	214,578
Prepaid expenses and other assets	952,535	997,334
Assets held for disposition	131,956	216,233
Total assets	$23,593,484	$24,073,555
Liabilities:
Mortgages, notes and loans payable	$13,714,730	$14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,160	38,488
Accounts payable and accrued expenses	682,925	784,493
Dividend payable	175,560	172,070
Deferred tax liabilities	1,642	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	114,544	58,934
Total liabilities	14,934,761	15,477,634
Redeemable noncontrolling interests:
Preferred	168,083	157,903
Common	142,167	129,724
Total redeemable noncontrolling interests	310,250	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,036,796	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,448	24,712
Noncontrolling interests related to long-term incentive plan common units	22,187	13,539
Total equity	8,348,473	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$23,593,484	$24,073,555

GAAP FINANCIAL STATEMENTS Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Revenues:
Minimum rents	$363,412	$361,556	$734,544	$735,669
Tenant recoveries	169,763	168,043	342,211	345,525
Overage rents	4,375	3,485	12,519	12,300
Management fees and other corporate revenues	18,917	26,731	52,659	45,817
Other	18,119	20,166	39,685	34,814
Total revenues	574,586	579,981	1,181,618	1,174,125
Expenses:
Real estate taxes	57,309	56,496	115,412	112,483
Property maintenance costs	11,955	12,903	29,438	32,784
Marketing	2,738	3,754	4,792	8,576
Other property operating costs	71,601	72,427	141,995	148,609
Provision for doubtful accounts	1,710	1,306	5,111	4,577
Provision for loan loss	—	—	36,069	—
Property management and other costs	38,282	40,369	69,027	83,162
General and administrative	14,650	12,322	28,076	24,769
Provisions for impairment	4,058	—	44,763	—
Depreciation and amortization	156,248	152,849	316,919	328,797
Total expenses	358,551	352,426	791,602	743,757
Operating income	216,035	227,555	390,016	430,368
Interest and dividend income	13,335	12,843	29,393	21,664
Interest expense	(148,366)	(142,747)	(296,043)	(315,398)
Gain (loss) on foreign currency	7,893	1,463	16,829	(21,448)
Gain from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	127,450	116,882	253,303	724,199
Benefit from (provision for)income taxes	2,242	(74)	(679)	11,085
Equity in income of Unconsolidated Real Estate Affiliates	34,618	13,278	92,108	24,530
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Net Income	189,901	427,853	385,238	1,069,601
Allocation to noncontrolling interests	(3,956)	(5,913)	(7,513)	(12,932)
Net income attributable to GGP	185,945	421,940	377,725	1,056,669
Preferred stock dividends	(3,983)	(3,984)	(7,967)	(7,968)
Net income attributable to common stockholders	$181,962	$417,956	$369,758	$1,048,701

Basic Earnings Per Share:	$0.21	$0.47	$0.42	$1.18
Diluted Earnings Per Share:	$0.19	$0.44	$0.39	$1.10

Non-GAAP Proportionate Financial Information

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Financial Information [1] (In thousands, except per share)

	Three Months Ended			Six Months Ended
	June 30, 2016	June 30, 2015	Percentage Change	June 30, 2016	June 30, 2015	Percentage Change

Company Same Store NOI [2]	$555,335	$533,899	4.0%	$1,110,591	$1,061,949	4.6%
Company Non-Same Store NOI [3]	21,800	7,348	n/a	73,592	12,588	n/a
Company NOI [4]	577,135	541,247	6.6%	1,184,183	1,074,537	10.2%

Company EBITDA [4]	534,434	501,620	6.5%	1,122,575	991,053	13.3%

Company FFO [5]	340,050	318,551	6.7%	722,853	627,886	15.1%
Company FFO per diluted share	$0.35	$0.33	6.8%	$0.75	$0.65	15.4%

FFO [6]	342,238	314,356	8.9%	705,548	574,015	22.9%
FFO per diluted share	$0.36	$0.33	8.9%	$0.74	$0.60	23.2%

Diluted weighted average number of Company shares outstanding	958,833	959,116		957,755	959,778

1    For the Reconciliation of Non-GAAP to GAAP Financial Measures see pages 8-9.
2    Includes lease termination fees of $2.2 million and $5.1 million for the three months ended June 30, 2016 and 2015 and $10.4 million and $16.1 million for the six months ended June 30, 2016 and 2015, respectively.
3    Non-Same Store NOI includes the periodic effects of acquisitions, certain redevelopments, including condominium development, and other properties, for details see page 6-7. See Property Schedule on pages 19-25 for individual property details.
4    Refer to page 6-7 (Company NOI, Company EBITDA and Company FFO). Company NOI and Company EBITDA exclude the periodic effects of Sold Interests. See Glossary of Terms on page 31.
5    Refer to page 6-7 (Company NOI, Company EBITDA and Company FFO). Company FFO includes the periodic effects of Sold Interests. See Glossary of Terms on page 31.
6    Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Proportionate Balance Sheets (In thousands)

	As of June 30, 2016				As of December 31, 2015
	Consolidated GAAP	Noncontrolling Interests	GGP Share of Unconsolidated Real Estate Affiliates	GGP Proportionate Share	GGP Proportionate Share

Assets:
Investment in real estate:
Land	$3,554,471	$(23,741)	$1,869,086	$5,399,816	$5,343,747
Buildings and equipment	16,228,837	(138,068)	7,800,169	23,890,938	23,879,747
Less accumulated depreciation	(2,605,947)	22,674	(1,543,995)	(4,127,268)	(3,864,939)
Construction in progress	311,757	(691)	338,967	650,033	778,622
Net property and equipment	17,489,118	(139,826)	8,464,227	25,813,519	26,137,177
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,609,486	—	(3,429,486)	180,000	180,000
Net investment in real estate	21,098,604	(139,826)	5,034,741	25,993,519	26,317,177
Cash and cash equivalents	226,283	(2,673)	207,930	431,540	569,640
Accounts and notes receivable, net	969,924	(2,727)	234,115	1,201,312	1,069,686
Deferred expenses, net	214,182	(1,879)	153,253	365,556	365,166
Prepaid expenses and other assets	952,535	(9,172)	214,382	1,157,745	1,284,770
Assets held for disposition	131,956	—	—	131,956	203,942
Total assets	$23,593,484	$(156,277)	$5,844,421	$29,281,628	$29,810,381
Liabilities:
Mortgages, notes and loans payable	$13,714,730	$(128,149)	$5,531,151	$19,117,732	$19,603,159
Investment in Unconsolidated Real Estate Affiliates	39,160	—	(39,160)	—	—
Accounts payable and accrued expenses	682,925	(7,680)	352,185	1,027,430	1,208,197
Dividend payable	175,560	—	—	175,560	172,070
Deferred tax liabilities	1,642	—	245	1,887	1,514
Junior Subordinated Notes	206,200	—	—	206,200	206,200
Liabilities held for disposition	114,544	—	—	114,544	48,032
Total liabilities	14,934,761	(135,829)	5,844,421	20,643,353	21,239,172
Redeemable noncontrolling interests:
Preferred	168,083	—	—	168,083	157,903
Common	142,167	—	—	142,167	129,724
Total redeemable noncontrolling interests	310,250	—	—	310,250	287,627

Equity:
Preferred stock	242,042	—	—	242,042	242,042
Stockholders' equity	8,063,796	—	—	8,063,796	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,448	(20,448)	—	—	—
Noncontrolling interest related to Long-Term Incentive Plan Common Units	22,187	—	—	22,187	13,539
Total equity	8,348,473	(20,448)	—	8,328,025	8,283,582
Total liabilities, redeemable noncontrolling interests and equity	$23,593,484	$(156,277)	$5,844,421	$29,281,628	$29,810,381

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO For the Three Months Ended June 30, 2016 and 2015 (In thousands, except per share)

	Three Months Ended June 30, 2016							Three Months Ended June 30, 2015
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$363,412	$(3,176)	$140,910	$(2,320)	$498,826	$3,026	$501,852	$361,556	$(4,106)	$127,484	$(8,651)	$476,283	$3,643	$479,926
Tenant recoveries	169,763	(1,368)	57,215	(35)	225,575	—	225,575	168,043	(1,806)	56,073	(2,543)	219,767	—	219,767
Overage rents	4,375	(9)	2,232	(93)	6,505	—	6,505	3,485	(58)	2,902	(136)	6,193	—	6,193
Other revenue	18,119	(151)	5,773	(237)	23,504	—	23,504	20,157	(294)	6,144	(651)	25,356	—	25,356
Condominium sales	—	—	35,404	—	35,404	—	35,404	—	—	—	—	—	—	—
Total property revenues	555,669	(4,704)	241,534	(2,685)	789,814	3,026	792,840	553,241	(6,264)	192,603	(11,981)	727,599	3,643	731,242
Property operating expenses:
Real estate taxes	57,309	(743)	13,351	(385)	69,532	(1,490)	68,042	56,496	(912)	17,830	(1,093)	72,321	(1,490)	70,831
Property maintenance costs	11,955	(53)	4,699	(74)	16,527	—	16,527	12,903	(102)	5,176	(410)	17,567	—	17,567
Marketing	2,738	(19)	1,951	—	4,670	—	4,670	3,754	(49)	2,096	(73)	5,728	—	5,728
Other property operating costs	71,601	(466)	26,020	(269)	96,886	(1,013)	95,873	72,427	(706)	25,718	(2,282)	95,157	(1,018)	94,139
Provision for doubtful accounts	1,710	(5)	2,552	—	4,257	—	4,257	1,306	(5)	463	(34)	1,730	—	1,730
Condominium cost of sales	—	—	26,336	—	26,336	—	26,336	—	—	—	—	—	—	—
Total property operating expenses	145,313	(1,286)	74,909	(728)	218,208	(2,503)	215,705	146,886	(1,774)	51,283	(3,892)	192,503	(2,508)	189,995
NOI	$410,356	$(3,418)	$166,625	$(1,957)	$571,606	$5,529	$577,135	$406,355	$(4,490)	$141,320	$(8,089)	$535,096	$6,151	$541,247
Management fees and other corporate revenues	18,917	—	48	—	18,965	—	18,965	26,731	—	—	—	26,731	—	26,731
Property management and other costs [4]	(38,282)	129	(8,465)	5	(46,613)	—	(46,613)	(40,369)	170	(7,825)	119	(47,905)	—	(47,905)
General and administrative	(14,649)	—	(519)	115	(15,053)	—	(15,053)	(12,322)	—	(6,131)	—	(18,453)	—	(18,453)
EBITDA	$376,342	$(3,289)	$157,689	$(1,837)	$528,905	$5,529	$534,434	$380,395	$(4,320)	$127,364	$(7,970)	$495,469	$6,151	$501,620
Depreciation on non-income producing assets	(4,113)	—	—	—	(4,113)	—	(4,113)	(2,901)	—	—	—	(2,901)	—	(2,901)
Interest and dividend income	13,335	386	809	—	14,530	(205)	14,325	12,843	387	588	—	13,818	(205)	13,613
Preferred unit distributions	(2,201)	—	—	—	(2,201)	—	(2,201)	(2,232)	—	—	—	(2,232)	—	(2,232)
Preferred stock dividends	(3,983)	—	—	—	(3,983)	—	(3,983)	(3,984)	—	—	—	(3,984)	—	(3,984)
Interest expense:
Mark-to-market adjustments on debt	423	—	88	—	511	(511)	—	(57)	—	496	(6)	433	(433)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	1,520	(136)	—	—	1,384	(1,384)	—
Interest on existing debt	(148,789)	1,339	(55,851)	211	(203,090)	—	(203,090)	(144,210)	1,652	(54,377)	1,093	(195,842)	—	(195,842)
Gain on foreign currency	7,893	—	—	—	7,893	(7,893)	—	1,463	—	—	—	1,463	(1,463)	—
Benefit from (provision for) income taxes	2,242	14	(96)	—	2,160	724	2,884	(74)	—	(61)	—	(135)	1,818	1,683
FFO from sold interests	—	—	—	1,626	1,626	168	1,794	—	—	—	6,883	6,883	(289)	6,594
	241,149	(1,550)	102,639	—	342,238	(2,188)	340,050	242,763	(2,417)	74,010	—	314,356	4,195	318,551
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	101,089	1,550	(102,639)	—	—	—	—	71,593	2,417	(74,010)		—	—	—
FFO [5]	$342,238	$—	$—	$—	$342,238	$(2,188)	$340,050	$314,356	$—	$—	$—	$314,356	$4,195	$318,551

Company FFO per diluted share							$0.35							$0.33
FFO per diluted share [5]					$0.36							$0.33

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items. For full discussion of the purpose and use of these adjustments see Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 and ER7

3.
Adjustments include amounts for straight-line rent of ($7,527) and ($11,061) and above/below market lease amortization of $10,553 and $14,703 for the three months ended June 30, 2016 and 2015, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Company NOI, EBITDA and FFO For the Six Months Ended June 30, 2016 and 2015 (In thousands, except per share)

	Six Months Ended June 30, 2016							Six Months Ended June 30, 2015
	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments [2]	Company	Consolidated Properties	Noncontrolling Interests	Unconsolidated Properties	Sold Interests[1]	Proportionate	Adjustments[2]	Company
Property revenues:
Minimum rents [3]	$734,544	$(6,674)	$276,923	$(6,128)	$998,665	$6,095	$1,004,760	$735,669	$(8,196)	$236,191	$(24,895)	$938,769	$21,137	$959,906
Tenant recoveries	342,211	(2,967)	115,950	(822)	454,372	—	454,372	345,525	(3,486)	105,625	(9,674)	437,990	—	437,990
Overage rents	12,519	(108)	6,024	(386)	18,049	—	18,049	12,300	(119)	5,907	(705)	17,383	—	17,383
Other revenue	39,685	(349)	11,755	(572)	50,519	—	50,519	34,804	(543)	12,007	(1,472)	44,796	—	44,796
Condominium sales	—	—	176,823	—	176,823	—	176,823	—	—	—	—	—	—	—
Total property revenues	1,128,959	(10,098)	587,475	(7,908)	1,698,428	6,095	1,704,523	1,128,298	(12,344)	359,730	(36,746)	1,438,938	21,137	1,460,075
Property operating expenses:
Real estate taxes	115,412	(1,523)	29,080	(815)	142,154	(2,979)	139,175	112,483	(1,635)	31,211	(3,024)	139,035	(2,979)	136,056
Property maintenance costs	29,438	(139)	10,130	(152)	39,277	—	39,277	32,784	(226)	11,296	(1,369)	42,485	—	42,485
Marketing	4,792	(32)	6,364	7	11,131	—	11,131	8,576	(92)	4,158	(482)	12,160	—	12,160
Other property operating costs	141,995	(1,049)	51,612	(906)	191,652	(2,026)	189,626	148,609	(1,461)	49,255	(5,983)	190,420	(2,038)	188,382
Provision for doubtful accounts	5,111	(11)	4,521	(21)	9,600	—	9,600	4,577	(29)	2,015	(108)	6,455	—	6,455
Condominium cost of sales	—	—	131,531	—	131,531	—	131,531	—	—	—	—	—	—	—
Total property operating expenses	296,748	(2,754)	233,238	(1,887)	525,345	(5,005)	520,340	307,029	(3,443)	97,935	(10,966)	390,555	(5,017)	385,538
NOI	$832,211	$(7,344)	$354,237	$(6,021)	$1,173,083	$11,100	$1,184,183	$821,269	$(8,901)	$261,795	$(25,780)	$1,048,383	$26,154	$1,074,537
Management fees and other corporate revenues	52,659	—	48	—	52,707	—	52,707	45,817	—	—	—	45,817	—	45,817
Property management and other costs [4]	(69,027)	280	(17,130)	21	(85,856)	—	(85,856)	(83,162)	353	(15,412)	335	(97,886)	—	(97,886)
General and administrative	(28,076)	—	(612)	229	(28,459)	—	(28,459)	(24,769)	—	(6,646)	—	(31,415)	—	(31,415)
EBITDA	$787,767	$(7,064)	$336,543	$(5,771)	$1,111,475	$11,100	$1,122,575	$759,155	$(8,548)	$239,737	$(25,445)	$964,899	$26,154	$991,053
Depreciation on non-income producing assets	(7,223)	—	—	—	(7,223)	—	(7,223)	(5,583)	—	—	—	(5,583)	—	(5,583)
Interest and dividend income	29,393	772	1,514	(1)	31,678	(409)	31,269	21,664	773	1,294	—	23,731	(409)	23,322
Preferred unit distributions	(4,403)	—	—	—	(4,403)	—	(4,403)	(4,464)	—	—	—	(4,464)	—	(4,464)
Preferred stock dividends	(7,967)	—	—	—	(7,967)	—	(7,967)	(7,968)	—	—	—	(7,968)	—	(7,968)
Interest expense:					—							—
Mark-to-market adjustments on debt	630	—	174	—	804	(804)	—	130	(101)	878	354	1,261	(1,261)	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	—	—	—	—	(13,351)	(136)	—	6,361	(7,126)	7,126	—
Interest on existing debt	(296,673)	2,778	(110,626)	568	(403,953)	—	(403,953)	(302,177)	3,111	(99,893)	7,779	(391,180)	—	(391,180)
Gain (loss) on foreign currency	16,829	—	—	—	16,829	(16,829)	—	(21,448)	—	—	—	(21,448)	21,448	—
Provision for loan loss[5]	(36,069)	—	—	—	(36,069)	28,549	(7,520)	—	—	—	—	—	—	—
(Provision for) benefit from income taxes	(679)	31	(179)	—	(827)	(4,355)	(5,182)	11,085	20	(163)	—	10,942	(7,243)	3,699
FFO from sold interests	—	—	—	5,202	5,202	53	5,255	—	—	—	10,951	10,951	8,056	19,007
	481,605	(3,483)	227,426	(2)	705,546	17,305	722,851	437,043	(4,881)	141,853	—	574,015	53,871	627,886
Equity in FFO of Unconsolidated Properties and Noncontrolling Interests	223,943	3,483	(227,426)	2	2	—	2	136,972	4,881	(141,853)	—	—	—	—
FFO [6]	$705,548	$—	$—	$—	$705,548	$17,305	$722,853	$574,015	$—	$—	$—	$574,015	$53,871	$627,886

Company FFO per diluted share							$0.75							$0.65
FFO per diluted share [6]					$0.74							$0.60

1.	Sold interests include reclassification of operations related to reductions in ownership as a result of sales or other transactions.

2.
Adjustments primarily relate to: straight-line rent, above/below market lease amortization, amortization of real estate tax stabilization agreement, loss on foreign currency and the related provision for income taxes, and other non-comparable items. For full discussion of the purpose and use of these adjustments see the Non-GAAP Supplemental Financial Measures and Definitions in pages ER5 and ER7.

3.
Adjustments include amounts for straight-line rent of ($14,901) and ($18,279) and above/below market lease amortization of $20,996 and $39,415 for the six months ended June 30, 2016 and 2015, respectively.

4.	Unconsolidated amounts include our share of management fees paid by these properties. Revenues associated with these fees are included in consolidated management fees and other corporate revenues.

5.
This provision relates to the note associated with our sale of our interest in Aliansce in 2013. We wrote down the principal balance by $28.5 million and reversed $7.5 million accrued interest to date, the interest portion impacts Company FFO.

6.	Proportionate FFO is presented in accordance with the NAREIT definition of FFO.

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Reconciliation of Company Same Store NOI to GAAP Operating Income
Company Same Store NOI	$555,335	$533,899	$1,110,591	$1,061,949
Company Non-Same Store NOI	21,800	7,348	73,592	12,588
Company NOI	577,135	541,247	1,184,183	1,074,537
Adjustments for minimum rents, real estate taxes and other property operating costs [1]	(5,529)	(6,151)	(11,100)	(26,154)
Proportionate NOI	571,606	535,096	1,173,083	1,048,383
Unconsolidated Properties	(166,625)	(141,320)	(354,237)	(261,795)
NOI of Sold Interests	1,957	8,089	6,021	25,780
Noncontrolling interest in NOI Consolidated Properties	3,417	4,490	7,344	8,901
Consolidated Properties	410,355	406,355	832,211	821,269
Management fees and other corporate revenues	18,917	26,731	52,659	45,817
Property management and other costs	(38,282)	(40,369)	(69,027)	(83,162)
General and administrative	(14,649)	(12,322)	(28,076)	(24,769)
Provision for impairment	(4,058)	—	(44,763)	—
Provision for loan loss	—	—	(36,069)	—
Depreciation and amortization	(156,248)	(152,849)	(316,919)	(328,797)
Gain on sales of investment properties	—	9	—	10
Operating Income	$216,035	$227,555	$390,016	$430,368

Reconciliation of Company EBITDA to GAAP Net Income Attributable to GGP
Company EBITDA	$534,434	$501,620	$1,122,575	$991,053
Adjustments for minimum rents, real estate taxes, other property operating costs, and general and administrative [1]	(5,529)	(6,151)	(11,100)	(26,154)
Proportionate EBITDA	528,905	495,469	1,111,475	964,899
Unconsolidated Properties	(157,689)	(127,364)	(336,543)	(239,737)
EBITDA of Sold Interests	1,837	7,970	5,771	25,445
Noncontrolling interest in EBITDA of Consolidated Properties	3,288	4,320	7,064	8,548
Consolidated Properties	376,341	380,395	787,767	759,155
Depreciation and amortization	(156,248)	(152,849)	(316,919)	(328,797)
Interest income	13,335	12,843	29,393	21,664
Interest expense	(148,366)	(142,747)	(296,043)	(315,398)
Gain (loss) on foreign currency	7,893	1,463	16,829	(21,448)
Benefit from (provision for) income taxes	2,242	(74)	(679)	11,085
Provision for impairment excluded from FFO	(4,058)	—	(44,763)	—
Provision for loan loss	—	—	(36,069)	—
Equity in income of Unconsolidated Real Estate Affiliates	34,618	13,278	92,108	24,530
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Gains from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Gain on sales of investment properties	—	9	—	10
Allocation to noncontrolling interests	(3,956)	(5,913)	(7,513)	(12,932)
Net Income Attributable to GGP	$185,945	$421,940	$377,725	$1,056,669
1. Refer to page 6-7 (Company NOI, EBITDA, and FFO).

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of Non-GAAP to GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Reconciliation of Company FFO to GAAP Net Income Attributable to GGP
Company FFO	$340,050	$318,551	$722,853	$627,886
Adjustments for minimum rents, property operating expenses and property management and other costs, market rate adjustments, loan loss provision, income taxes and FFO from sold interests	2,188	(4,195)	(17,305)	(53,871)
Proportionate FFO	342,238	314,356	705,548	574,015
Depreciation and amortization of capitalized real estate costs	(220,172)	(210,694)	(445,040)	(440,563)
Gain from changes in control of investment properties and other	38,553	17,768	113,108	609,013
Preferred stock dividends	3,983	3,984	7,967	7,968
Gain (Loss) on sales of investment properties and other	—	8	(1)	9
Equity in income of Unconsolidated Real Estate Affiliates - gain on investment	25,591	297,767	40,506	309,787
Noncontrolling interests in depreciation of Consolidated Properties	1,168	1,921	3,283	3,956
Provision for impairment excluded from FFO	(4,058)	—	(44,763)	—
Redeemable noncontrolling interests	(1,358)	(3,170)	(2,883)	(7,516)
Net Income Attributable to GGP	$185,945	$421,940	$377,725	$1,056,669

Reconciliation of Equity in NOI of Unconsolidated Properties to GAAP Equity in Income of Unconsolidated Real Estate Affiliates
Equity in NOI of Unconsolidated Properties:
NOI	$166,625	$141,320	$354,237	$261,795
Net property management fees and costs	(8,417)	(7,825)	(17,082)	(15,412)
General and administrative	(519)	(6,131)	(612)	(6,646)
EBITDA	157,689	127,364	336,543	239,737
Net interest expense	(54,954)	(53,293)	(108,938)	(97,721)
Provision for income taxes	(96)	(61)	(179)	(163)
FFO of Unconsolidated Properties	102,639	74,010	227,426	141,853
Depreciation and amortization of capitalized real estate costs	(68,036)	(60,746)	(135,345)	(117,351)
Other, including gain on sales of investment properties	15	14	27	28
Equity in Income of Unconsolidated Real Estate Affiliates	$34,618	$13,278	$92,108	$24,530

Reconciliation of Company FFO per diluted share to Net Income Attributable to GGP per diluted share
Company FFO per diluted share	$0.35	$0.33	$0.75	$0.65
Adjustments for straight-line rent, above/below market rent, loss on foreign currency and the related provision for income taxes, and other non-comparable items	0.01	—	(0.01)	(0.05)
FFO per diluted share	0.36	0.33	0.74	0.60
Depreciation, gain from change in control of investment properties and other, provision for impairment, and redeemable noncontrolling interests	(0.17)	0.11	(0.35)	0.49
Net income attributable to common stockholders per diluted share	0.19	0.44	0.39	1.09
Preferred stock dividends	—	—	—	0.01
Net income attributable to GGP per diluted share	$ 0.19	$ 0.44	$ 0.39	$ 1.10
1. Refer to page 6-7 (Company NOI, EBITDA, and FFO).

DEBT

DEBT Summary, at Share As of June 30, 2016 (In thousands)

				Maturities[1]
	Interest Rate	Proportionate Balance	Average Remaining Term (Years)	2016	2017	2018	2019	2020	2021	Subsequent	Total
Fixed Rate
Property Level Consolidated	4.43%	$11,458,595	6.3	$—	$355,343	$118,892	$493,457	$1,534,314	$1,370,353	$6,595,814	$10,468,173
Property Level Unconsolidated	4.30%	4,355,798	5.6	—	172,773	186,862	607,145	619,639	271,573	2,261,111	4,119,103
Total Fixed Rate	4.39%	$15,814,393	6.1	$—	$528,116	$305,754	$1,100,602	$2,153,953	$1,641,926	$8,856,925	$14,587,276

Variable Rate
Property Level Consolidated	2.27%	$2,008,926	4.2	$—	$—	$213,425	$395,500	$—	$1,318,356	$—	$1,927,281
Property Level Unconsolidated	3.24%	1,265,273	3.5	—	—	—	582,414	652,385	30,000	—	1,264,799
Junior Subordinated Notes Due 2036	2.09%	206,200	19.8	—	—	—	—	—	—	206,200	206,200
Corporate Revolver	2.01%	90,000	4.3	—	—	—	—	90,000	—	—	90,000
Total Variable Rate	2.60%	$3,570,399	4.8	$—	$—	$213,425	$977,914	$742,385	$1,348,356	$206,200	$3,488,280

Total	4.06%	$19,384,792	5.9	$—	$528,116	$519,179	$2,078,516	$2,896,338	$2,990,282	$9,063,125	$18,075,556
		Weighted average interest rate		—%	5.41%	3.27%	3.82%	3.77%	3.87%	4.23%

		Total Amortization		$80,626	$178,490	$197,392	$202,539	$198,651	$153,655	$297,883	$1,309,236

								Total Maturities and Amortization[2,3]			$19,384,792

1.	Assumes that all maturity extensions are exercised.

2.	Reconciliation to GGP Proportionate Mortgages, Notes, and Loans Payable:

Total Maturities and Amortization, from above	$19,384,792	Proportionate Portfolio Debt After Subsequent Events
Debt related to solar projects	25,342	$19,410,134	Proportionate Portfolio Debt at June 30, 2016
Proportionate Portfolio Debt	19,410,134	(532,000)	Debt on Fashion Show and Newgate Mall & Rogue Valley
Miami Design District cost method investment	(71,318)	(295,000)	Debt to be paid down with proceeds from sale transactions
Debt held for disposition	(112,441)	(90,000)	Repayment of the credit facility
Debt transferred to special servicer	144,451	$18,493,134	Proportionate Portfolio Debt After Subsequent Events
Market rate adjustments, net	31,589
Deferred financing costs, net	(78,483)
Junior Subordinated Notes Due 2036	(206,200)
Proportionate Mortgages, Notes and Loans Payable	$19,117,732

3.    Reflects maturities and amortization for periods subsequent to June 30, 2016.

Reconciliation of Proportionate to Consolidated Mortgages, Notes and Loans Payable
Proportionate Mortgages, Notes and Loans Payable	$19,117,732
GGP Share of Unconsolidated Real Estate Affiliates	(5,531,151)
Noncontrolling Interests	128,149
Consolidated GAAP Mortgages, Notes and Loans Payable	$13,714,730

DEBT Detail, at Share[1] As of June 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 6/30/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Fixed Rate

Consolidated Property Level
Four Seasons Town Centre	100%	$76,758	2017	$72,532	5.60%	No	$2,505	$1,721	$—	$—	$—	$—	$—
Apache Mall	100%	93,464	2017	91,402	4.32%	No	932	1,130	—	—	—	—	—
Mall of Louisiana	100%	201,898	2017	191,409	5.82%	No	4,097	6,392	—	—	—	—	—
The Gallery at Harborplace - Other	100%	4,306	2018	190	6.05%	No	1,028	2,152	936	—	—	—	—
Hulen Mall	100%	124,168	2018	118,702	4.25%	No	1,163	2,421	1,882	—	—	—	—
Governor's Square	100%	69,123	2019	66,488	6.69%	No	493	1,035	1,107	—	—	—	—
Oak View Mall	100%	77,418	2019	74,467	6.69%	No	551	1,160	1,240	—	—	—	—
Coronado Center	100%	191,748	2019	180,278	3.50%	Yes - Partial	1,992	4,110	4,258	1,110	—	—	—
Park City Center	100%	182,632	2019	172,224	5.34%	No	1,654	3,473	3,666	1,615	—	—	—
Newgate Mall	100%	58,000	2020	58,000	3.69%	No	—	—	—	—	—	—	—
Fashion Place	100%	226,730	2020	226,730	3.64%	No	—	—	—	—	—	—	—
Mall St. Matthews	100%	186,662	2020	170,305	2.72%	No	1,985	4,067	4,181	4,297	1,827	—	—
Town East Mall	100%	160,270	2020	160,270	3.57%	No	—	—	—	—	—	—	—
Tucson Mall	100%	246,000	2020	246,000	4.01%	No	—	—	—	—	—	—	—
Visalia Mall	100%	74,000	2020	74,000	3.71%	No	—	—	—	—	—	—	—
Tysons Galleria	100%	309,367	2020	282,081	4.06%	No	3,020	6,266	6,528	6,802	4,670	—	—
The Mall In Columbia	100%	345,360	2020	316,928	3.95%	No	3,171	6,531	6,794	7,067	4,869	—	—
Northridge Fashion Center	100%	231,139	2021	207,503	5.10%	No	2,210	4,627	4,871	5,129	5,369	1,430	—
Deerbrook Mall	100%	142,148	2021	127,934	5.25%	No	1,323	2,776	2,928	3,087	3,236	864	—
White Marsh Mall	100%	190,000	2021	190,000	3.66%	No	—	—	—	—	—	—	—
Park Place	100%	184,714	2021	165,815	5.18%	No	1,729	3,626	3,821	4,026	4,217	1,480	—
Providence Place	94%	334,476	2021	302,577	5.65%	No	2,885	6,077	6,434	6,813	7,162	2,528	—
Fox River Mall	100%	173,665	2021	156,373	5.46%	No	1,539	3,238	3,422	3,616	3,796	1,681	—
Oxmoor Center	94%	83,176	2021	74,781	5.37%	No	749	1,574	1,662	1,755	1,841	814	—
Rivertown Crossings	100%	156,912	2021	141,356	5.52%	No	1,384	2,910	3,077	3,254	3,417	1,514	—
Westlake Center - Land	100%	2,437	2021	2,437	12.90%	Yes - Full	—	—	—	—	—	—	—
Fashion Show - Other	100%	4,016	2021	1,577	6.06%	Yes - Full	196	411	437	465	494	436	—
Bellis Fair	100%	87,467	2022	77,060	5.23%	No	806	1,694	1,786	1,883	1,973	2,092	173
The Shoppes at Buckland Hills	100%	121,885	2022	107,820	5.19%	No	1,075	2,253	2,375	2,503	2,621	2,779	459
The Gallery at Harborplace	100%	77,149	2022	68,096	5.24%	No	667	1,398	1,474	1,555	1,628	1,728	603
The Streets at Southpoint	94%	236,781	2022	207,909	4.36%	No	2,196	4,542	4,744	4,955	5,175	5,405	1,855
Spokane Valley Mall	100%	58,932	2022	51,312	4.65%	No	561	1,172	1,228	1,287	1,342	1,414	616
Greenwood Mall	100%	63,000	2022	57,469	4.19%	No	—	419	1,054	1,100	1,140	1,197	621
North Star Mall	100%	316,207	2022	270,113	3.93%	No	3,365	6,973	7,256	7,551	7,825	8,175	4,949
Coral Ridge Mall	100%	109,092	2022	98,394	5.71%	No	734	1,533	1,623	1,718	1,819	1,925	1,346
Rogue Valley Mall	100%	54,441	2022	48,245	4.50%	No	430	899	941	984	1,024	1,078	840
The Oaks Mall	100%	130,684	2022	112,842	4.55%	No	1,240	2,584	2,706	2,833	2,951	3,106	2,422
Westroads Mall	100%	147,607	2022	127,455	4.55%	No	1,401	2,919	3,056	3,200	3,333	3,508	2,735
Coastland Center	100%	121,269	2022	102,621	3.76%	No	1,310	2,707	2,812	2,922	3,023	3,152	2,722
Pecanland Mall	100%	88,044	2023	75,750	3.88%	No	810	1,682	1,749	1,819	1,882	1,967	2,385
Crossroads Center (MN)	100%	100,421	2023	83,026	3.25%	No	1,157	2,379	2,459	2,541	2,617	2,713	3,529
Cumberland Mall	100%	160,000	2023	160,000	3.67%	No	—	—	—	—	—	—	—
The Woodlands	100%	248,078	2023	207,057	5.04%	No	2,512	5,215	5,484	5,767	6,064	6,377	9,602
Meadows Mall	100%	152,884	2023	118,726	3.96%	No	2,128	4,402	4,582	4,770	4,950	5,168	8,158
Oglethorpe Mall	100%	150,000	2023	136,166	3.90%	No	—	—	1,059	2,648	2,739	2,865	4,523
Prince Kuhio Plaza	100%	42,723	2023	35,974	4.10%	No	418	867	903	942	977	1,023	1,619
Augusta Mall	100%	170,000	2023	170,000	4.36%	No	—	—	—	—	—	—	—
Staten Island Mall	100%	250,760	2023	206,942	4.77%	No	2,597	5,381	5,643	5,918	6,207	6,510	11,562

DEBT Detail, at Share[1] As of June 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 6/30/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Stonestown Galleria	100%	180,000	2023	164,720	4.39%	No	—	—	462	2,871	2,979	3,137	5,831
Boise Towne Square	100%	129,052	2023	106,372	4.79%	No	1,326	2,746	2,880	3,021	3,169	3,324	6,214
The Crossroads (MI)	100%	95,937	2023	80,833	4.42%	No	863	1,799	1,881	1,967	2,046	2,151	4,397
Jordan Creek Town Center	100%	211,267	2024	177,448	4.37%	No	1,912	3,980	4,160	4,348	4,520	4,749	10,150
Woodbridge Center	100%	250,000	2024	220,726	4.80%	No	—	2,395	3,777	3,964	4,128	4,367	10,643
The Maine Mall	100%	235,000	2024	235,000	4.66%	No	—	—	—	—	—	—	—
Baybrook Mall	100%	247,501	2024	212,423	5.52%	No	1,725	3,595	3,798	4,013	4,240	4,480	13,227
The Parks Mall at Arlington	100%	247,524	2024	212,687	5.57%	No	1,709	3,564	3,767	3,983	4,210	4,451	13,153
Fashion Show	100%	835,000	2024	835,000	4.03%	No	—	—	—	—	—	—	—
Beachwood Place	100%	220,000	2025	184,350	3.94%	No	—	2,922	4,032	4,194	4,362	4,537	15,603
Pembroke Lakes Mall	100%	260,000	2025	260,000	3.56%	No	—	—	—	—	—	—	—
Valley Plaza Mall	100%	240,000	2025	206,847	3.75%	No	—	—	3,167	4,410	4,556	4,757	16,263
Willowbrook Mall	100%	360,000	2025	360,000	3.55%	No	—	—	—	—	—	—	—
Boise Towne Plaza	100%	19,726	2025	16,006	4.13%	No	171	351	366	382	396	415	1,639
Paramus Park	100%	120,000	2025	120,000	4.07%	No	—	—	—	—	—	—	—
Glenbrook Square	100%	162,000	2025	137,791	4.27%	No	—	222	2,634	2,750	2,852	2,997	12,754
Peachtree Mall	100%	80,306	2025	59,682	3.99%	No	906	1,876	1,954	2,034	2,110	2,205	9,539
North Point Mall	100%	250,000	2026	218,205	4.54%	No	—	—	—	984	4,050	4,237	22,524
The Shops at La Cantera	75%	262,500	2027	262,500	3.60%	No	—	—	—	—	—	—	—
Providence Place - Other	94%	34,771	2028	2,247	7.75%	No	1,757	1,897	1,825	1,740	1,878	2,027	21,400
Consolidated Property Level		$11,458,595		$10,468,173	4.43%		$68,382	$140,063	$144,881	$146,593	$145,684	$120,763	$224,056

Unconsolidated Property Level
Riverchase Galleria	50%	$152,500	2017	$152,500	5.65%	No	$—	$—	$—	$—	$—	$—	$—
The Shops at Bravern	40%	20,626	2,017	20,273	3.86%	No	232	121	—	—	—	—	—
Plaza Frontenac	55%	28,600	2018	28,600	3.04%	No	—	—	—	—	—	—	—
Saint Louis Galleria	74%	158,262	2018	158,262	3.44%	No	—	—	—	—	—	—	—
The Grand Canal Shoppes	50%	313,125	2019	313,125	4.24%	No	—	—	—	—	—	—	—
First Colony Mall	50%	89,975	2019	84,321	4.50%	No	795	1,645	1,720	1,494	—	—	—
Natick Mall	50%	222,641	2019	209,699	4.60%	No	1,818	3,762	3,939	3,423	—	—	—
Oakbrook Center	48%	202,725	2020	202,725	3.66%	No	—	—	—	—	—	—	—
Christiana Mall	50%	116,294	2020	108,697	5.10%	No	823	1,725	1,816	1,913	1,320	—	—
Water Tower Place	47%	179,695	2020	171,026	4.35%	No	931	1,928	2,024	2,124	1,662	—	—
Kenwood Towne Centre	70%	151,167	2020	137,191	5.37%	No	1,412	2,964	3,131	3,306	3,163	—	—
Whaler's Village	50%	40,000	2021	40,000	5.42%	No	—	—	—	—	—	—	—
Shops at Merrick Park	55%	94,594	2021	85,797	5.73%	No	809	1,706	1,808	1,916	2,015	543	—
Willowbrook Mall (TX)	50%	99,044	2021	88,965	5.13%	No	940	1,972	2,077	2,188	2,291	611	—
Northbrook Court	50%	63,730	2021	56,811	4.25%	No	584	1,206	1,259	1,313	1,370	1,187	—
Ala Moana Center	63%	875,000	2022	875,000	4.23%	No	—	—	—	—	—	—	—
Florence Mall	50%	45,000	2022	45,000	4.15%	No	—	—	—	—	—	—	—
Clackamas Town Center	50%	108,000	2022	108,000	4.18%	No	—	—	—	—	—	—	—
Bridgewater Commons	35%	105,000	2022	105,000	3.34%	No	—	—	—	—	—	—	—
The Shoppes at River Crossing	50%	38,675	2023	35,026	3.75%	No	—	—	509	711	734	767	928
Carolina Place	50%	87,500	2023	75,542	3.84%	No	757	1,567	1,630	1,694	1,752	1,831	2,727
Union Square Portfolio	50%	25,000	2023	25,000	5.12%	No	—	—	—	—	—	—	—
Galleria at Tyler	50%	92,650	2023	76,716	5.05%	No	910	1,889	1,987	2,089	2,197	2,311	4,551

DEBT Detail, at Share[1] As of June 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 6/30/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Park Meadows	35%	126,000	2023	112,734	4.60%	No	—	—	1,996	2,091	2,189	2,292	4,698
Stonebriar Centre	50%	140,000	2024	120,886	4.05%	No	—	804	2,477	2,579	2,686	2,797	7,771
Pinnacle Hills Promenade	50%	59,549	2025	48,805	4.13%	No	531	1,099	1,146	1,195	1,240	1,299	4,234
Altamonte Mall	50%	80,000	2025	69,045	3.72%	No	—	—	1,063	1,478	1,526	1,593	5,295
Alderwood	50%	174,185	2025	138,693	3.48%	No	1,702	3,512	3,638	3,769	3,888	4,043	14,940
Towson Town Center	35%	113,761	2025	97,713	3.82%	No	—	—	680	2,093	2,175	2,259	8,841
Perimeter Mall	50%	137,500	2026	137,500	3.96%	No	—	—	—	—	—	—	—
Glendale Galleria	50%	215,000	2026	190,451	4.06%	No	—	—	—	—	922	3,785	19,842
Unconsolidated Property Level		$4,355,798		$4,119,103	4.30%		$12,244	$25,900	$32,900	$35,376	$31,130	$25,318	$73,827

Total Fixed Rate Debt		$15,814,393		$14,587,276	4.39%		$80,626	$165,963	$177,781	$181,969	$176,814	$146,081	$297,883

Variable Rate

Consolidated Property Level
Columbia Mall	100%	$100,000	2018	$100,000	Libor + 175 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Market Place Shopping Center	100%	113,425	2018	113,425	Libor + 240 bps	No	—	—	—	—	—	—	—
Lynnhaven Mall	100%	235,000	2019	235,000	Libor + 185 bps	No	—	—	—	—	—	—	—
830 North Michigan	100%	85,000	2019	85,000	Libor + 160 bps	No	—	—	—	—	—	—	—
Westlake Center	100%	42,500	2019	42,500	Libor + 230 bps	No	—	—	—	—	—	—	—
200 Lafayette	100%	33,000	2019	33,000	Libor + 250 bps	No	—	—	—	—	—	—	—
Brass Mill Center [4]	100%	66,779	2021	62,884	Libor + 175 bps	Yes - Partial	—	587	924	981	1,042	361	—
Columbiana Centre [4]	100%	124,871	2021	117,588	Libor + 175 bps	Yes - Partial	—	1,096	1,728	1,835	1,948	676	—
Eastridge (WY) [4]	100%	43,433	2021	40,900	Libor + 175 bps	Yes - Partial	—	381	601	638	678	235	—
Grand Teton Mall [4]	100%	45,605	2021	42,945	Libor + 175 bps	Yes - Partial	—	401	631	670	711	247	—
Mayfair [4]	100%	349,095	2021	328,736	Libor + 175 bps	Yes - Partial	—	3,065	4,831	5,129	5,445	1,889	—
Mondawmin Mall [4]	100%	85,526	2021	80,539	Libor + 175 bps	Yes - Partial	—	749	1,184	1,257	1,334	463	—
North Town Mall [4]	100%	86,866	2021	81,801	Libor + 175 bps	Yes - Partial	—	762	1,202	1,276	1,355	470	—
Oakwood [4]	100%	71,231	2021	67,077	Libor + 175 bps	Yes - Partial	—	625	986	1,047	1,111	385	—
Oakwood Center [4]	100%	87,138	2021	82,056	Libor + 175 bps	Yes - Partial	—	766	1,206	1,280	1,359	471	—
Pioneer Place [4]	100%	127,585	2021	120,145	Libor + 175 bps	Yes - Partial	—	1,119	1,766	1,875	1,990	690	—
Red Cliffs Mall [4]	100%	31,310	2021	29,484	Libor + 175 bps	Yes - Partial	—	276	433	460	488	169	—
River Hills Mall [4]	100%	71,272	2021	67,116	Libor + 175 bps	Yes - Partial	—	625	986	1,047	1,112	386	—
Sooner Mall [4]	100%	72,149	2021	67,942	Libor + 175 bps	Yes - Partial	—	634	998	1,060	1,125	390	—
Southwest Plaza [4]	100%	115,967	2021	109,204	Libor + 175 bps	Yes - Partial	—	1,018	1,605	1,704	1,809	627	—
The Shops at Fallen Timbers [4]	100%	21,174	2021	19,939	Libor + 175 bps	Yes - Partial	—	186	293	311	330	115	—
Consolidated Property Level		$2,008,926		$1,927,281	2.27%		$—	$12,290	$19,374	$20,570	$21,837	$7,574	$—

Unconsolidated Property Level
Ala Moana Construction Loan [5]	63%	$246,570	2019	$246,570	Libor + 190 bps	Yes - Partial	$—	$—	$—	$—	$—	$—	$—
685 Fifth Avenue	50%	170,000	2019	170,000	Libor + 275 bps	No	—	—	—	—	—	—	—
Miami Design District	15%	71,318	2019	71,318	Libor + 250 bps	No	—	—	—	—	—	—	—
530 Fifth Avenue Senior	50%	95,000	2019	94,526	Libor + 325 bps	No	—	237	237	—	—	—	—
Bayside Marketplace	51%	127,500	2020	127,500	Libor + 205 bps	No	—	—	—	—	—	—	—
Baybrook LPC Construction Loan [6]	53%	39,649	2020	39,649	Libor + 200 bps	Yes - Partial	—	—	—	—	—	—	—
730 Fifth Avenue [7]	37%	457,750	2020	457,750	Libor + 263 bps	No	—	—	—	—	—	—	—
Park Lane Construction Loan [8]	50%	27,486	2020	27,486	Libor + 325 bps	Yes - Partial	—	—	—	—	—	—	—
85 Fifth Avenue	50%	30,000	2021	30,000	Libor + 275 bps	No	—	—	—	—	—	—	—

DEBT Detail, at Share[1] As of June 30, 2016 (In thousands)

							Amortization
Property	Own%	Proportionate Balance	Maturity Year [2]	Balloon Pmt at Maturity	Interest Rate	Parent Recourse as of 6/30/2016 [3]	2016	2017	2018	2019	2020	2021	Subsequent
Unconsolidated Property Level		$1,265,273		$1,264,799	3.24%		$—	$237	$237	$—	$—	$—	$—

Consolidated Corporate
Junior Subordinated Notes Due 2036	100%	$206,200	2036	$206,200	Libor + 145 bps	Yes - Full	$—	$—	$—	$—	$—	$—	$—
Corporate Revolver	100%	90,000	2020	90,000	Libor + 155 bps	Yes - Full	—	—	—	—	—	—	—
Consolidated Corporate		$296,200		$296,200	2.06%		$—	$—	$—	$—	$—	$—	$—

Total Variable Rate Debt		$3,570,399		$3,488,280	2.60%		$—	$12,527	$19,611	$20,570	$21,837	$7,574	$—

Total [9]		$19,384,792		$18,075,556	4.06%		$80,626	$178,490	$197,392	$202,539	$198,651	$153,655	$297,883

1.	Proportionate share for Consolidated Properties presented exclusive of non-controlling interests.

2.	Assumes that all maturity extensions are exercised.

3.	Total recourse to GGP or its subsidiaries of approximately $1.3 billion, excluding the corporate revolver.

4.	Properties provide mortgage collateral as guarantors for $1.4 billion corporate borrowing and are cross collateralized.

5.	Reflects the amount drawn as of June 30, 2016 on the $450.0 construction loan.

6.	Reflects the amount drawn as of June 30, 2016 on the $126.0 construction loan.

7.
Per the joint venture agreement approximately $915 million of the total property debt is associated with the retail units and approximately $335 million is associated with the upper units. GGP owns a 50% equity interest in the retail units, and as a result GGP's pro rata share of the property debt is approximately $458 million or 37%.

8.	Reflects the amount drawn as of June 30, 2016 on the $460.0 construction loan.

9.	Reflects amortization for the period subsequent to June 30, 2016.

Asset Transactions

ASSET TRANSACTIONS Summary of Asset Transactions For the Six Months Ended June 30, 2016 (In thousands)

Acquisitions
Closing Date		Property Name	Property Location	GGP Ownership %	Gross Purchase Price at Share [1]	Debt at Share	Net Equity at Share [1]

June 2016		218 W. 57th Street [2]	New York City, NY	50.0%	$40,750	$—	$15,100
February 2016		Spokane Valley Mall [3]	Spokane, WA	100.0%	37,500	14,800	22,700
	Total				$78,250	$14,800	$37,800

Dispositions
Closing Date		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

June 2016		Union Square- One Stockton [4,5]	San Fancisco, CA	49.8%	$49,800	$16,300	$33,500
June 2016		Pioneer Place Office and Garage [5]	Portland, OR	100.0%	121,750	—	116,000
January 2016		Owings Mills Mall	Owings Mills, MD	50.0%	11,559	—	11,559
January 2016		Eastridge Mall (CA)	San Jose, CA	100.0%	225,000	—	216,333
January 2016		Provo Towne Center	Provo, UT	75.0%	37,500	31,127	2,784
January 2016		522 Fifth Avenue [6]	New York, NY	10.0%	27,666	8,624	19,042
	Total				$473,275	$56,051	$399,218
Q3 Dispositions
		Property Name	Property Location	Sold Ownership %	Gross Proceeds at Share	Debt at Share	Net Proceeds at Share [1]

		Fashion Show [5,7]	Las Vegas, NV	50.0%	$1,250,000	$420,000	$830,000
		Newgate Mall [5]	Ogden (Salt Lake City), UT	100.0%	69,500	58,000	8,400
		Rogue Valley Mall [5]	Medford (Portland), Oregon	100.0%	61,500	54,500	7,000
	Total				$1,381,000	$532,500	$845,400

1.	Includes closing costs.

2.	In conjunction with the acquisition, the Company also provided a $53.0 million loan to the joint venture. Net equity at share includes prorated working capital.

3.	GGP purchased an additional 25% interest to increase our total ownership to 100%.

4.	In addition, GGP received repayment of the loan to the joint venture partner of approximately $8.0 million.

5.	A portion of the sale proceeds will be used to pay down debt at Mall of Louisiana and Apache Mall, for details see debt summary on page 10.

6.	GGP has received net proceeds of $10 million and will receive the remaining $9 million in December 2016.

7.	GGP received $814 million in July and will receive the remaining $16 million in the third quarter.

Portfolio Operating Metrics

SAME STORE PORTFOLIO OPERATING METRICS Key Operating Performance Indicators As of and for the Six Months Ended June 30, 2016 (GLA in thousands)

GLA Summary
	Number of Properties	Mall and Freestanding	Anchor (GGP Owned)	Anchor (Tenant Owned)	Total Retail Property	Strip Center	Office	Total	Total at Share [1]	% Leased
Consolidated Retail Properties	85	36,674	12,031	33,058	81,763	1,210	797	83,770	50,280	96.0%
Unconsolidated Retail Properties	37	17,389	4,944	13,919	36,252	450	1,395	38,097	12,160	96.3%
Same Store Retail Properties[2]	122	54,063	16,975	46,976	118,015	1,660	2,192	121,867	62,440	96.1%
Non-Same Store Retail Properties	6	1,591	150	1,447	3,188	—	189	3,377	1,409	92.3%
Total Retail Properties	128	55,654	17,125	48,423	121,203	1,660	2,382	125,245	63,849	96.0%

Non-Same Store Other Retail	1	256	—	—	256	—	—	256	90	99.5%
Total Real Estate	129	55,910	17,125	48,423	121,459	1,660	2,382	125,501	63,939	96.0%

Same Store Operating Metrics[2]

			In-Place Rent		Tenant Sales [3]
June 30, 2016	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF [4]	All Less Anchors[4]	Occupancy Cost
Consolidated Retail Properties	96.0%	95.3%	$67.03	$53.66	$516	$12,076	13.5%
Unconsolidated Retail Properties	96.3%	94.6%	92.66	77.81	723	8,124	13.1%
Same Store Retail Properties	96.1%	95.1%	$75.46	$61.52	$583	$20,200	13.4%

			In-Place Rent		Tenant Sales [3]
June 30, 2015	% Leased	% Occupied	<10K SF	All Less Anchors	<10K SF	All Less Anchors	Occupancy Cost

Consolidated Retail Properties	95.8%	94.5%	$65.64	$53.04	$518	$11,839	13.2%
Unconsolidated Retail Properties	96.7%	94.9%	89.00	74.20	764	8,203	12.2%
Same Store Retail Properties	96.1%	94.6%	$73.28	$60.01	$597	$20,042	12.8%

1.	Total GLA at Share includes assets at GGP ownership percentages and excludes tenant owned area.

2.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

3.	Tenant Sales <10K SF is presented as Sales per square foot in dollars, and Tenant Sales All Less Anchors is presented as total sales volume in millions of dollars.

4.
Excluding Christiana Mall due to unusual changes in sales productivity, tenant sales per square foot (<10K SF) would have increased 0.1% and tenant sales all less anchors would have increased 2.8% on a trailing 12-month basis.

SAME STORE PORTFOLIO OPERATING METRICS [1] Signed Leases All Less Anchors As of June 30, 2016

	Leasing Activity - All Leases

	Commencement 2016
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	1,502	5,582,534	7.6	$61.22	$68.10
Percent in Lieu/Gross	236	1,376,139	5.0	N/A	N/A
Total Leases	1,738	6,958,673	7.1	$61.22	$68.10

	Commencement 2017
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF
New and Renewal Leases	167	1,078,578	9.1	$40.17	$44.87
Percent in Lieu/Gross	17	179,448	5.1	N/A	N/A
Total Leases	184	1,258,026	8.5	$40.17	$44.87

	SUITE TO SUITE - Lease Spread [2,3]

	New and Renewal Leases
	# of Leases	SF	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Trailing 12 Commencements	1,482	4,082,564	7.0	$67.99	$75.93	$59.82	$8.17	13.7%	$16.11	26.9%
Commencement 2016	1,174	3,577,924	7.0	$67.00	$74.86	$59.46	$7.54	12.7%	$15.40	25.9%
Commencement 2017	144	529,075	5.6	$59.12	$66.75	$52.97	$6.15	11.6%	$13.78	26.0%

1.	Same Store Metrics include all properties designated in the Property Schedule (pages 19-25) as "Total Same Store Retail Properties".

2.	Represents signed leases that have commenced in the specified period compared to expiring rent for the prior tenant in the same suite. New suites are within 10,000 SF of the expiring suites.

3.	Represents leases where downtime between the new and previous tenant was less than 24 months.

SAME STORE PORTFOLIO OPERATING METRICS [1] Lease Expiration Schedule and Top Ten Tenants

Lease Expiration Year	Number of Expiring Leases	Expiring GLA at 100% (in thousands)	Percent of Total	Expiring Rent (in thousands)	Expiring Rent ($psf)

Specialty Leasing	991	2,034	3.9%	$44,752	$22.00
2016	777	2,296	4.4%	140,230	61.06
2017	2,013	6,555	12.6%	362,213	55.26
2018	1,627	5,641	10.9%	347,484	61.59
2019	1,353	5,637	10.8%	327,719	58.14
2020	1,099	4,015	7.7%	250,229	62.32
2021	1,033	3,973	7.6%	253,968	63.93
2022	856	3,494	6.7%	230,701	66.04
2023	929	3,816	7.3%	279,142	73.14
2024	851	4,144	8.0%	306,071	73.86
Subsequent	1,764	10,359	19.9%	700,218	67.60
Total	13,293	51,965	100.0%	$3,242,727	$62.40
Vacant Space	792	2,098
Mall and Freestanding GLA	14,085	54,063

Top Ten Largest Tenants	Primary DBA	Percent of Minimum Rents, Tenant Recoveries and Other

Limited Brands, Inc	Victoria's Secret, Bath & Body Works, PINK, Henri Bendel	3.6%
The Gap, Inc	Gap, Banana Republic, Old Navy, Athleta	2.8%
Foot Locker, Inc	Footlocker, Champs Sports, Footaction USA, House of Hoops, SIX:02	2.8%
Forever 21, Inc	Forever 21	2.2%
Abercrombie & Fitch Stores, Inc	Abercrombie, Abercrombie & Fitch, Hollister	2.1%
Express, Inc	Express, Express Men	2.0%
Ascena Retail Group	Dress Barn, Justice, Lane Bryant, Maurices, Ann Taylor, Loft	1.8%
Signet Jewelers Limited	Zales, Gordon's, Kay, Jared	1.7%
Genesco Inc	Journeys, Lids, Underground Station, Johnston & Murphy	1.6%
Luxottica Group S.P.A.	Lenscrafters, Sunglass Hut, Pearle Vision	1.5%
Totals		22.1%

1.	Same Store metrics include all properties designated in property schedule (pages 19-25) as "Total Same Store Retail Properties".

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Consolidated Retail Properties
200 Lafayette	Pirch	100%	New York, NY	27,972	—	—	—	—	27,972	100.0%
830 N. Michigan Ave.	Uniqlo, Topshop	100%	Chicago, IL	117,411	—	—	—	—	117,411	100.0%
Apache Mall	Herberger's, JCPenney, Macy's	100%	Rochester, MN	413,237	206,326	162,790	—	—	782,353	99.0%
Augusta Mall	Dillard's, JCPenney, Macy's, Sears	100%	Augusta, GA	502,001	—	597,223	—	—	1,099,224	97.8%
Baybrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Friendswood (Houston), TX	674,030	96,605	720,931	—	—	1,491,566	99.8%
Beachwood Place	Dillard's, Nordstrom, Saks Fifth Avenue	100%	Beachwood, OH	321,154	317,347	247,000	95,542	—	981,043	97.0%
Bellis Fair	JCPenney, Kohl's, Macy's, Target	100%	Bellingham (Seattle), WA	436,839	100,400	237,910	—	—	775,149	92.7%
Boise Towne Square	Dillard's, JCPenney, Macy's, Sears, Kohl's	100%	Boise, ID	423,401	425,556	247,714	114,687	—	1,211,358	96.4%
Brass Mill Center	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Waterbury, CT	444,756	218,339	319,391	197,087	—	1,179,573	96.4%
Coastland Center	Dillard's, JCPenney, Macy's, Sears	100%	Naples, FL	337,434	123,921	466,469	—	—	927,824	96.0%
Columbia Mall	Dillard's, JCPenney, Sears, Target	100%	Columbia, MO	314,338	85,972	335,088	—	—	735,398	94.2%
Columbiana Centre	Belk, Dillard's, JCPenney	100%	Columbia, SC	269,301	160,276	360,643	—	—	790,220	98.9%
Coral Ridge Mall	Dillard's, JCPenney, Target, Younkers	100%	Coralville (Iowa City), IA	520,899	—	540,961	—	—	1,061,860	97.0%
Coronado Center	JCPenney, Kohl's, Macy's, Sears	100%	Albuquerque, NM	524,992	305,503	281,144	—	—	1,111,639	98.9%
Crossroads Center	JCPenney, Macy's, Sears, Target	100%	St. Cloud, MN	366,989	294,167	229,275	—	—	890,431	97.4%
Cumberland Mall	Macy's, Sears	100%	Atlanta, GA	534,298	—	500,575	—	—	1,034,873	98.1%
Deerbrook Mall	Dillard's, JCPenney, Macy's, Sears	100%	Humble (Houston), TX	556,189	—	653,540	—	—	1,209,729	100.0%
Eastridge Mall WY	JCPenney, Macy's, Sears, Target	100%	Casper, WY	280,140	213,913	75,883	—	—	569,936	88.8%
Fashion Place	Dillard's, Nordstrom	100%	Murray, UT	414,622	162,000	337,600	—	—	914,222	98.3%
Fashion Show	Dillard's, Macy's, Macy's Men's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	100%	Las Vegas, NV	842,757	271,635	761,653	—	—	1,876,045	99.5%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Four Seasons Town Centre	Dillard's, JCPenney	100%	Greensboro, NC	438,409	429,969	212,047	—	—	1,080,425	94.2%
Fox River Mall	JCPenney, Macy's, Sears, Target, Younkers	100%	Appleton, WI	594,717	30,000	564,914	—	—	1,189,631	97.6%
Glenbrook Square	JCPenney, Macy's, Sears, Carson's	100%	Fort Wayne, IN	448,000	555,870	221,000	—	—	1,224,870	90.6%
Governor's Square	Dillard's, JCPenney, Macy's, Sears	100%	Tallahassee, FL	339,366	—	691,605	—	—	1,030,971	97.0%
Grand Teton Mall	Dillard's, JCPenney, Macy's, Sears	100%	Idaho Falls, ID	213,122	199,062	124,863	93,274	—	630,321	92.0%
Greenwood Mall	Dillard's, JCPenney, Macy's, Sears	100%	Bowling Green, KY	422,523	156,096	272,957	—	—	851,576	99.1%
Hulen Mall	Dillard's, Macy's, Sears	100%	Ft. Worth, TX	394,884	—	596,570	—	—	991,454	97.2%
Jordan Creek Town Center	Dillard's, Younkers	100%	West Des Moines, IA	745,292	—	349,760	259,733	—	1,354,785	97.0%
Lynnhaven Mall	Dillard's, JCPenney, Macy's	100%	Virginia Beach, VA	641,500	150,434	380,958	—	—	1,172,892	98.5%
Mall Of Louisiana	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Sears	100%	Baton Rouge, LA	623,553	—	805,630	143,634	—	1,572,817	97.0%
Mall St. Matthews	Dillard's, Dillard's Men's & Home, JCPenney	100%	Louisville, KY	505,090	—	514,135	—	—	1,019,225	98.1%
Market Place Shopping Center	Bergner's, JCPenney, Macy's	100%	Champaign, IL	498,909	234,834	149,980	—	—	883,723	96.6%
Mayfair	Boston Store, Macy's, Nordstrom	100%	Wauwatosa (Milwaukee), WI	620,631	288,596	360,407	—	315,739	1,585,373	97.3%
Meadows Mall	Dillard's, JCPenney, Macy's, Sears	100%	Las Vegas, NV	308,056	—	636,853	—	—	944,909	96.9%
Mondawmin Mall		100%	Baltimore, MD	385,535	—	—	—	65,528	451,063	99.4%
Newgate Mall	Dillard's, Sears, Burlington Coat Factory	100%	Ogden (Salt Lake City), UT	331,756	218,874	118,919	—	—	669,549	97.6%
North Point Mall	Dillard's, JCPenney, Macy's, Sears, Von Maur	100%	Alpharetta (Atlanta), GA	428,199	539,850	363,151	—	—	1,331,200	92.6%
North Star Mall	Dillard's, JCPenney, Macy's, Saks Fifth Avenue	100%	San Antonio, TX	517,935	207,196	522,126	—	—	1,247,257	99.3%
Northridge Fashion Center	JCPenney, Macy's, Sears	100%	Northridge (Los Angeles), CA	639,841	—	824,443	—	—	1,464,284	96.3%
Northtown Mall	JCPenney, Kohl's, Macy's, Sears	100%	Spokane, WA	429,627	276,488	242,392	—	—	948,507	87.9%
Oak View Mall	Dillard's, JCPenney, Sears, Younkers	100%	Omaha, NE	255,261	149,326	454,860	—	—	859,447	85.8%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Oakwood Center	Dillard's, JCPenney, Sears	100%	Gretna, LA	393,117	—	514,028	—	—	907,145	97.8%
Oakwood Mall	JCPenney, Macy's, Sears, Younkers	100%	Eau Claire, WI	402,286	116,620	298,224	—	—	817,130	94.1%
Oglethorpe Mall	Belk, JCPenney, Macy's, Sears	100%	Savannah, GA	401,233	220,824	315,760	—	—	937,817	97.7%
Oxmoor Center	Macy's, Sears, Von Maur	94%	Louisville, KY	351,326	156,000	411,210	—	—	918,536	95.5%
Paramus Park	Macy's, Sears	100%	Paramus, NJ	305,845	169,634	289,423	—	—	764,902	99.2%
Park City Center	Bon Ton, Boscov's, JCPenney, Kohl's, Sears	100%	Lancaster (Philadelphia), PA	531,771	514,917	384,980	—	3,268	1,434,936	92.7%
Park Place	Dillard's, Macy's, Sears	100%	Tucson, AZ	473,303	—	581,457	—	—	1,054,760	98.6%
Peachtree Mall	Dillard's, JCPenney, Macy's	100%	Columbus, GA	301,038	307,539	201,076	—	12,600	822,253	93.3%
Pecanland Mall	Belk, Burlington Coat Factory, Dillard's, JCPenney, Sears	100%	Monroe, LA	348,687	19,962	595,474	—	—	964,123	95.0%
Pembroke Lakes Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's, Macy's Home Store, Sears	100%	Pembroke Pines (Fort Lauderdale), FL	354,054	395,219	386,056	—	—	1,135,329	96.4%
Pioneer Place		100%	Portland, OR	348,643	—	—	—	—	348,643	83.3%
Prince Kuhio Plaza	Macy's, Sears	100%	Hilo, HI	308,857	124,547	61,873	—	—	495,277	96.4%
Providence Place	Macy's, Nordstrom	94%	Providence, RI	733,830	—	513,816	—	4,304	1,251,950	95.9%
Quail Springs Mall	Dillard's, JCPenney	100%	Oklahoma City, OK	448,900	—	359,896	—	—	808,796	96.3%
Red Cliffs Mall	Dillard's, JCPenney, Sears	100%	St. George, UT	155,757	235,031	—	57,304	—	448,092	98.2%
Ridgedale Center	JCPenney, Macy's, Sears, Nordstrom	100%	Minnetonka, MN	315,248	343,072	457,868	—	—	1,116,188	98.8%
River Hills Mall	Herberger's, JCPenney, Sears, Target	100%	Mankato, MN	352,712	189,559	174,383	—	—	716,654	95.0%
Rivertown Crossings	JCPenney, Kohl's, Macy's, Sears, Younkers	100%	Grandville (Grand Rapids), MI	631,647	—	635,625	—	—	1,267,272	94.8%
Rogue Valley Mall	JCPenney, Kohl's, Macy's, Macy's Home Store	100%	Medford (Portland), OR	280,169	170,625	186,359	—	—	637,153	82.4%
Sooner Mall	Dillard's, JCPenney, Sears	100%	Norman, OK	237,403	129,823	137,082	—	—	504,308	98.1%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Spokane Valley Mall	JCPenney, Macy's, Sears	100%	Spokane, WA	350,545	126,243	251,366	138,002	—	866,156	90.4%
Staten Island Mall	Macy's, Sears, JCPenney	100%	Staten Island, NY	526,395	190,441	466,922	83,151	—	1,266,909	94.1%
Stonestown Galleria	Macy's, Nordstrom	100%	San Francisco, CA	407,456	160,505	267,788	—	—	835,749	95.2%
The Crossroads	Burlington Coat Factory, JCPenney, Macy's, Sears	100%	Portage (Kalamazoo), MI	266,414	—	502,961	—	—	769,375	89.9%
The Gallery At Harborplace		100%	Baltimore, MD	113,127	—	—	—	283,321	396,448	76.7%
The Maine Mall	Bon Ton, JCPenney, Macy's, Sears	100%	South Portland, ME	516,488	120,844	377,662	—	600	1,015,594	98.3%
The Mall In Columbia	JCPenney, Lord & Taylor, Macy's, Nordstrom, Sears	100%	Columbia, MD	633,955	351,168	449,000	—	—	1,434,123	95.9%
The Oaks Mall	Belk, Dillard's, JCPenney, Macy's, Sears	100%	Gainesville, FL	348,237	233,367	324,500	—	—	906,104	93.6%
The Parks Mall at Arlington	Dillard's, JCPenney, Macy's, Sears	100%	Arlington (Dallas), TX	761,948	—	748,945	—	—	1,510,893	98.7%
The Shoppes At Buckland Hills	JCPenney, Macy's, Macy's Men's & Home, Sears	100%	Manchester, CT	560,173	—	512,611	—	—	1,072,784	93.5%
The Shops At Fallen Timbers	Dillard's, JCPenney	100%	Maumee, OH	351,139	—	261,502	—	—	612,641	92.6%
The Shops at La Cantera	Dillard's, Macy's, Neiman Marcus, Nordstrom	75%	San Antonio, TX	618,786	—	627,597	—	73,063	1,319,446	98.2%
The Streets At Southpoint	Belk, JCPenney, Macy's, Nordstrom, Sears	94%	Durham, NC	608,275	—	726,347	—	—	1,334,622	99.1%
The Woodlands Mall	Dillard's, JCPenney, Macy's, Nordstrom	100%	Woodlands (Houston), TX	625,190	—	713,438	—	38,905	1,377,533	98.3%
Town East Mall	Dillard's, JCPenney, Macy's, Sears	100%	Mesquite (Dallas), TX	414,384	—	809,386	—	—	1,223,770	95.1%
Tucson Mall	Dillard's, JCPenney, Macy's, Sears	100%	Tucson, AZ	612,803	—	641,458	27,305	—	1,281,566	94.1%
Tysons Galleria	Macy's, Neiman Marcus, Saks Fifth Avenue	100%	McLean (Washington, D.C.), VA	284,814	—	511,933	—	—	796,747	94.8%
Valley Plaza Mall	JCPenney, Macy's, Sears, Target	100%	Bakersfield, CA	517,979	364,792	292,176	—	—	1,174,947	99.2%
Visalia Mall	JCPenney, Macy's	100%	Visalia, CA	178,146	257,000	—	—	—	435,146	93.4%
Westlake Center		100%	Seattle, WA	102,706	—	—	—	—	102,706	98.5%
Westroads Mall	JCPenney, Von Maur, Younkers	100%	Omaha, NE	517,796	—	529,036	—	—	1,046,832	95.7%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
White Marsh Mall	JCPenney, Macy's, Macy's Home Store, Sears, Boscov's	100%	Baltimore, MD	437,309	257,345	466,010	—	—	1,160,664	94.5%
Willowbrook	Bloomingdale's, Lord & Taylor, Macy's, Sears	100%	Wayne, NJ	488,871	2,060	1,028,000	—	—	1,518,931	100.0%
Woodbridge Center	Boscov's, JCPenney, Lord & Taylor, Macy's, Sears	100%	Woodbridge, NJ	650,464	455,739	560,935	—	—	1,667,138	92.1%
Total Consolidated Retail Properties			Count: 85	36,674,192	12,031,431	33,057,523	1,209,719	797,328	83,770,193	96.0%

Unconsolidated Retail Properties
530 Fifth Avenue	Fossil, Desigual, Chase Bank	50%	New York, NY	57,720	—	—	—	—	57,720	100.0%
685 Fifth Avenue	Coach	50%	New York, NY	23,374	—	—	—	85,615	108,989	100.0%
Ala Moana Center	Macy's, Neiman Marcus, , Bloomingdale's, Nordstrom	63%	Honolulu, HI	1,173,949	1,035,686	—	14,042	361,466	2,585,143	90.8%
Alderwood	JCPenney, Macy's, Nordstrom, Sears	50%	Lynnwood (Seattle), WA	578,314	177,679	528,219	39,007	—	1,323,219	99.2%
Altamonte Mall	Dillard's, JCPenney, Macy's, Sears	50%	Altamonte Springs (Orlando), FL	481,041	158,658	519,890	—	—	1,159,589	93.3%
Bayside Marketplace		51%	Miami, FL	204,118	—	—	—	1,103	205,221	97.5%
Bridgewater Commons	Bloomingdale's, Lord & Taylor, Macy's	35%	Bridgewater, NJ	405,839	150,525	352,351	92,584	—	1,001,299	96.9%
Carolina Place	Belk, Dillard's, JCPenney, Macy's, Sears	50%	Pineville (Charlotte), NC	386,359	277,404	496,098	—	—	1,159,861	95.0%
Christiana Mall	JCPenney, Macy's, Nordstrom, Target	50%	Newark, DE	625,929	—	641,312	—	—	1,267,241	100.0%
Clackamas Town Center	JCPenney, Macy's, Macy's Home Store, Nordstrom, Sears	50%	Happy Valley, OR	638,520	—	774,842	—	—	1,413,362	99.5%
First Colony Mall	Dillard's, Dillard's Men's & Home, JCPenney, Macy's	50%	Sugar Land, TX	513,916	—	619,048	—	—	1,132,964	96.1%
Florence Mall	JCPenney, Macy's, Macy's Home Store, Sears	50%	Florence (Cincinnati, OH), KY	388,560	—	552,407	—	—	940,967	89.5%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Galleria at Tyler	JCPenney, Macy's, Nordstrom	50%	Riverside, CA	559,691	—	468,208	—	—	1,027,899	96.4%
Glendale Galleria	Bloomingdale's, JCPenney, Macy's, Target	50%	Glendale, CA	505,317	305,000	525,000	—	139,013	1,474,330	97.6%
Kenwood Towne Centre	Dillard's, Macy's, Nordstrom	50%	Cincinnati, OH	519,698	240,656	400,665	—	—	1,161,019	99.8%
Mizner Park	Lord & Taylor	47%	Boca Raton, FL	175,346	79,822	—	—	263,338	518,506	97.3%
Natick Mall	Lord & Taylor, Macy's, Sears, Neiman Marcus, Nordstrom	50%	Natick (Boston), MA	747,589	194,722	558,370	—	—	1,500,681	97.6%
Neshaminy Mall	Boscov's, Macy's, Sears	50%	Bensalem, PA	445,339	215,586	418,595	—	—	1,079,520	93.1%
Northbrook Court	Lord & Taylor, Macy's, Neiman Marcus	50%	Northbrook (Chicago), IL	478,229	126,000	410,277	—	—	1,014,506	91.3%
Oakbrook Center	Lord & Taylor, Macy's, Neiman Marcus, Nordstrom, Sears	48%	Oak Brook (Chicago), IL	1,077,692	606,081	467,863	—	232,811	2,384,447	97.2%
Otay Ranch Town Center	Macy's	50%	Chula Vista (San Diego), CA	514,646	—	140,000	—	—	654,646	97.9%
Park Meadows	Dillard's, JCPenney, Macy's, Nordstrom	35%	Lone Tree, CO	753,033	—	823,000	—	—	1,576,033	97.6%
Perimeter Mall	Dillard's, Macy's, Nordstrom, Von Maur	50%	Atlanta, GA	510,693	222,056	831,218	—	—	1,563,967	95.2%
Pinnacle Hills Promenade	Dillard's, JCPenney	50%	Rogers, AR	359,079	98,540	162,140	304,505	65,871	990,135	96.0%
Plaza Frontenac	Neiman Marcus, Saks Fifth Avenue	55%	St. Louis, MO	224,518	125,669	135,044	—	—	485,231	97.7%
Riverchase Galleria	Belk, JCPenney, Macy's, Sears, Von Maur	50%	Hoover (Birmingham), AL	559,731	260,913	610,026	—	—	1,430,670	94.3%
Saint Louis Galleria	Dillard's, Macy's, Nordstrom	74%	St. Louis, MO	467,490	—	714,052	—	—	1,181,542	93.2%
Stonebriar Centre	Dillard's, JCPenney, Macy's, Nordstrom, Sears	50%	Frisco (Dallas), TX	838,103	162,018	703,174	—	—	1,703,295	97.7%
The Grand Canal Shoppes	Barneys New York	50%	Las Vegas, NV	651,485	84,743	—	—	34,088	770,316	99.5%
The Shops at Bravern	Neiman Marcus	40%	Bellevue, WA	111,886	124,637	—	—	—	236,523	100.0%
The Shoppes at River Crossing	Belk, Dillard's	50%	Macon, GA	403,098	—	333,219	—	—	736,317	99.2%
Towson Town Center	Macy's, Nordstrom	35%	Towson, MD	601,798	—	419,129	—	—	1,020,927	96.3%
Union/Geary	Bulgari	50%	San Francisco, CA	22,208	—	—	—	19,507	41,715	100.0%
Shops at Merrick Park	Neiman Marcus, Nordstrom	55%	Coral Gables, FL	412,871	—	330,000	—	101,263	844,134	98.3%
Water Tower Place	Macy's	47%	Chicago, IL	408,287	297,618	—	—	88,409	794,314	98.5%

PORTFOLIO OPERATING METRICS Property Schedule As of June 30, 2016

Property Name	Anchors	Own %	Location	Mall and Freestanding GLA	Anchor GLA (GGP Owned)	Anchor GLA (Tenant Owned)	Strip Center GLA	Office GLA	Total GLA [1]	Retail Percentage Leased
Whaler's Village		50%	Lahaina, HI	104,014	—	—	—	2,557	106,571	93.6%
Willowbrook Mall	Dillard's, JCPenney, Macy's, Macy's Men's, Sears	50%	Houston, TX	459,807	—	984,372	—	—	1,444,179	93.3%
Total Unconsolidated Retail Properties			Count: 37	17,389,287	4,944,013	13,918,519	450,138	1,395,041	38,096,998	96.3%
Total Same Store Retail Properties [2]			Count: 122	54,063,479	16,975,444	46,976,042	1,659,857	2,192,369	121,867,190	96.1%

Non-Same Store Retail Properties
Southwest Plaza	Dillard's, JCPenney, Macy's, Sears	100%	Littleton, CO	572,391	34,545	541,851	—	64,817	1,213,604	97.8%
730 Fifth Avenue	Bulgari, Mikimoto, Piaget	50%	New York, NY	69,114	—	—	—	32,672	101,786	100.0%
85 Fifth Avenue	Anthropologie	50%	New York, NY	12,946	—	—	—	—	12,946	100.0%
218 W 57th Street		50%	New York, NY	35,304	—	—	—	—	35,304	—%
Lakeside Mall	JCPenney, Lord & Taylor, Macy's, Macy's Men's & Home, Sears	100%	Sterling Heights, MI	483,227	115,300	905,418	—	—	1,503,945	84.4%
Miami Design District [3]	Bulgari, Fendi, Hermes, Louis Vuitton, Prada, Valentino	13%	Miami, FL	417,943	—	—	—	91,917	509,860	100.0%
Total Retail Properties			Count: 128	55,654,404	17,125,289	48,423,311	1,659,857	2,381,775	125,244,635	96.0%

Non-Same Store Other Retail
Shopping Leblon		35%	Rio de Janeiro, Brazil	256,045	—	—	—	—	256,045	99.5%
Total Non-Same Store Other Retail			Count: 1	256,045	—	—	—	—	256,045	99.5%

1.	Excludes space under development.

2.	Refer to page 16 (Key Operating Performance Indicators).

3.	Investment is considered cost method for reporting purposes and is reflected in prepaid and other assets on our proportionate balance sheet.

Miscellaneous

MISCELLANEOUS Capital Information (In thousands, except per share amounts)

June 30, 2016

Closing common stock price per share	$29.82
52 Week High [1]	30.30
52 Week Low [1]	24.22

Portfolio Net Debt, At Share
Portfolio Debt
Fixed	$15,814,393
Variable	3,595,741
Proportionate Portfolio Debt	19,410,134
Less: Proportionate Cash and Cash Equivalents	(431,540)
Proportionate Portfolio Net Debt	$18,978,594

Portfolio Capitalization Data
Proportionate Portfolio Net Debt	$18,978,594
Preferred Securities:
Convertible Preferred Units at 6.50%	26,637
Convertible Preferred Units at 7.00%	25,133
Convertible Preferred Units at 8.50%	116,313
Preferred Stock at 6.375%	250,000
Other Preferred Stock	360
Total Preferred Securities	$418,443

Common stock and Operating Partnership units outstanding at end of period [2]	$26,574,719
Total Market Capitalization at end of period	$45,971,756

1.	52-week pricing information includes the intra-day highs and lows.

2.
Amount calculated as outstanding shares at the end of the period multiplied by the closing share price plus outstanding partnership units multiplied by a conversion rate of approximately 1.04 multiplied by the closing share price.

MISCELLANEOUS Change in Total Common and Equivalent Shares

Rollforward of Shares to June 30, 2016	LTIP Units	Operating Partnership Units	Company Common Shares	Total Common Shares & Operating Partnership Units
			(In thousands)
Common Shares and Operating Partnership Units ("OP Units") Outstanding at December 31, 2015	1,646	4,585	882,397	888,628
DRIP	—	—	14	14
Issuance of stock for restricted stock grants, net of forfeitures and stock options exercised	61	—	2,129	2,190
Issuance of stock for employee stock purchase program	—	—	88	88
Common Shares and OP Units Outstanding at June 30, 2016	1,707	4,585	884,628	890,920

Common Shares issuable assuming exercise of warrants [1]			63,770
Common Shares issuable assuming exercise of in-the-money stock options [2]			6,766
Common Shares issuable assuming exchange of OP Units			6,543
Diluted Common Shares and OP Units Outstanding at June 30, 2016			961,707

	Three Months Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
	(In thousands)		(In thousands)
Weighted average number of company shares outstanding	883,381	886,218	883,027	885,842
Weighted average number of stock options [3]	6,778	6,994	6,697	7,540
Weighted average number of GAAP dilutive warrants	62,131	59,377	61,505	60,104
Diluted weighted average number of Company shares outstanding - GAAP EPS	952,290	952,589	951,229	953,486

Weighted average number of common units	4,768	4,795	4,768	4,797
Weighted average number of LTIP Units	1,775	1,732	1,758	1,495
Diluted weighted average number of Company shares outstanding - FFO/Company FFO	958,833	959,116	957,755	959,778

1.
GGP has 73.9 million warrants outstanding convertible to 1.2213 Common Shares with a weighted average exercise price of $8.7584, with a scheduled expiration of November 9, 2017. 16.4 million warrants must be satisfied through net share settlement, with the remainder through either a net or full share settlement feature at the option of the holder.

Pursuant to the Plan, warrants to purchase equity were issued to the Plan Sponsors on the Effective Date.  The warrants are fully vested and the exercise prices will be subject to adjustment for future dividends, stock dividends, splits or reverse splits of our common stock or certain other events as are customary with such instruments at declaration.

Warrants	Weighted Average Exercise Price	Expiration Date	Impact of Dividend issued to stockholders of record as of April 15, 2016 [4]		Impact of settling warrants via net share settlement [5]
$57,500,000	$8.8039	Nov 9, 2017	Reduces exercise price to $8.8039	Increases number of Common shares per warrant to 1.2213	Net share: 70,224,750 x [29.82 - 8.8039] /29.82 = 48,491,964 shares delivered
$16,428,571	$8.5992	Nov 9, 2017	Reduces exercise price to $8.5992	Increases number of Common shares per warrant to 1.2213	Net share: 20,064,214 x [29.82 - 8.5992] /29.82 = 14,278,292 shares delivered
73,928,571	$8.7584				63,770,256 shares delivered

2.	The options are included at net share settlement.

3.	The impact of the stock options are dilutive under GAAP and FFO in 2016 and 2015.

4.	Based on dividend of $0.19 per share issued to stockholders of record on April 15, 2016.

5.	Based on stock price of $29.82 on June 30, 2016.

MISCELLANEOUS Development Summary

Property[1]	Description	GGP's Total Projected Share of Cost	GGP's Investment to Date [2]	Expected Return on Investment [3]	Stabilized Year
Major Development Summary (in millions, at share unless otherwise noted)
Under Construction
Ala Moana Center	Nordstrom box repositioning	$53	$35	9-10%	2018
Honolulu, HI

Staten Island Mall	Expansion	199	18	8-9%	2019
Staten Island, NY

Other Projects	Redevelopment projects at various malls	241	99	6-8%	2017-2018
Various Malls

	Total Projects Under Construction	$493	$152

Projects in Pipeline
New Mall Development	Ground up mall development	$285	$47	8-10%	2020
Norwalk, CT

Other Projects	Redevelopment projects at various malls	267	90	8-9%	TBD
Various Malls

	Total Projects in Pipeline	$552	$137

1.	See Property Schedule on pages 19-25 for GGP ownership percentage for each individual property.

2.	Projected costs and investments to date exclude capitalized interest and overhead.

3.	Return on investment represents first year stabilized cash-on-cash return, based upon budgeted assumptions. Actual costs may vary.

MISCELLANEOUS Proportionate Capital Expenditures

Expenditures ($ in thousands)

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015

Operating Capital expenditures	$68,631	$67,696
Tenant allowances and capitalized leasing costs	71,390	76,047
Total	$140,021	$143,743

MISCELLANEOUS Corporate Information

Reporting Calendar
Results will be announced according to the following approximate schedule:
Quarter	Earnings Release Date	Earnings Call Date
Q3 2016	October 31, 2016	November 1, 2016

Stock Information
Common Stock
NYSE: GGP

6.375% Series A Cumulative Redeemable Perpetual Preferred Stock (Series A Preferred Stock)
NYSE: GGP PrA

Security	Quarter	Declaration Date	Record Date	Date Payable or Paid	Dividend per Share
Common Stock	Q3 2016	August 1, 2016	October 14, 2016	October 31, 2016	$0.2000
Common Stock	Q2 2016	May 2, 2016	July 15, 2016	July 29, 2016	$0.1900
Common Stock	Q1 2016	February 1, 2016	April 15, 2016	April 29, 2016	$0.1900
Common Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.1900
Common Stock	Q3 2015	September 1, 2015	October 15, 2015	October 30, 2015	$0.1800
Common Stock	Q2 2015	May 21, 2015	July 15, 2015	July 31, 2015	$0.1700
Series A Preferred Stock	Q3 2016	August 1, 2016	September 15, 2016	October 3, 2016	$0.3984
Series A Preferred Stock	Q2 2016	May 2, 2016	June 15, 2016	July 1, 2016	$0.3984
Series A Preferred Stock	Q1 2016	February 1, 2016	March 15, 2016	April 1, 2016	$0.3984
Series A Preferred Stock	Q4 2015	November 2, 2015	December 15, 2015	January 4, 2016	$0.3984
Series A Preferred Stock	Q3 2015	September 1, 2015	September 15, 2015	October 1, 2015	$0.3984
Series A Preferred Stock	Q2 2015	May 21, 2015	June 15, 2015	July 1, 2015	$0.3984

Investor Relations	Transfer Agent

Kevin Berry	American Stock Transfer & Trust Company, LLC
Senior Vice President, Investor and Public Relations	6201 15th Avenue
Phone (312) 960-5529	Brooklyn, NY 11219
kevin.berry@ggp.com	Phone: (866) 627-2643
Foreign Investor Line:
+1 718 921-8124

MISCELLANEOUS Glossary of Terms

Terms	Description
Gross Leasable Area (GLA)	Total gross leasable space at 100%.
Mall and Freestanding	Inline mall shop and outparcel retail locations (locations that are not attached to the primary complex of buildings that comprise a shopping center). Excludes anchor stores and development space.
Anchor/Traditional Anchor
Department stores whose merchandise appeals to a broad range of shoppers.  Anchors either own their stores, the land under them and adjacent parking areas, or enter into long-term leases at rates that are generally lower than the rents charged to mall store tenants.

Strip Center
An attached row of stores or service outlets managed as a coherent retail entity, with on-site parking usually located in front of the stores. Open canopies may connect the storefronts, but a strip center does not have enclosed walkways linking the stores.

Office	Leasable office space, either peripheral to a retail center or a stand-alone office building without a retail component.
Specialty Leasing	Temporary tenants on license agreements (as opposed to leases) with terms in excess of twelve months. License agreements are cancellable by the Company with 60 days notice.
Company Same Store NOI
Company NOI that excludes the periodic effects of acquisitions of new properties, reductions in ownership as a result of sales or other transactions, and certain redevelopments and other properties. We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company Same Store NOI once the transaction has closed.

Company Non-Same Store NOI	Includes the periodic effects of acquisitions of new properties and certain redevelopments and other properties. See Property Schedule for full list of Non-Same Store properties.
Company NOI	Company Same Store NOI plus Company Non-Same Store NOI. Excludes reductions in ownership as a result of sales or other transactions.
Company EBITDA
Company NOI plus management fees and other corporate revenues, property management and other costs and general and administrative expense. Excludes reductions in ownership as a result of sales or other transactions.

Sold Interests	Reduction in ownership as a result of sales or other transactions, excluded from Company NOI and Company EBITDA, included in Company FFO.

Operating Metrics	Description
Leased
Leased area represents the sum of: (1) tenant occupied space under lease, (2) all leases signed for currently vacant space, and (3) tenants no longer occupying space, but still paying rent for all inline mall shop and outparcel retail locations, excluding anchors (Leased Area). Leased percentage is the Leased Area over the Mall and Freestanding Area.

Occupied
Occupied area represents the sum of: (1) tenant occupied space under lease, (2) tenants no longer occupying space, but still paying rent, and (3) tenants with a signed lease paying rent, but not yet opened for all inline mall shop and outparcel retail locations, excluding anchors (Occupied Area). Occupied percentage is the Occupied Area over the Mall and Freestanding Area.

Tenant Sales	Comparative rolling twelve month sales.
Occupancy Cost	Ratio of total tenant charges to comparative sales for inline mall tenants that opened at less than 10,000 square feet.
In-Place Rent	Weighted average rental rate of mall stores as of a point in time. Rent is presented on a cash basis and consists of base minimum rent and common area costs.
Expiring Rent	Represents rent at the end of the lease consisting of base minimum rent and common area costs.
Initial Rent	Represents initial rent at the time of rent commencement consisting of base minimum rent and common area costs.
Average Rent	Represents average rent over the term consisting of base minimum rent and common area costs.
Initial Rent Spread	Dollar spread between Initial Rent and Expiring Rent.
Average Rent Spread	Dollar spread between Average Rent and Expiring Rent.